Exhibit 32



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002






I, David A. Conway, Chief Executive Officer of WaterChef, Inc., hereby certify that the Form 10-Q of WaterChef, Inc. for the period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of WaterChef, Inc.





                            /s/*
                            ------------------------
                              Name: David A. Conway
                            President,
                            Chief Executive Officer and
                             Chief Financial Officer
                            Date:


     These certifications are being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and, except to the extent required by the Sarbanes-Oxley Act, shall not be deemed to be filed as part of the periodic report described herein nor shall they be deemed filed by WaterChef, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     A signed original of the written statements required by Section 906 has been provided to WaterChef, Inc. and will be retained by WaterChef, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.